EXHIBIT 10.149


                                    SUCCESSOR
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, effective as of May 1, 1996, is made by and between
Ligand Pharmaceuticals Incorporated, a Delaware corporation (hereinafter the
"Company"), and David E. Robinson (hereinafter
"EXECUTIVE") on this 1st of May,
1996.

                                 R E C I T A L S

         WHEREAS, the Company and EXECUTIVE wish to set forth in this Agreement the terms and conditions under which EXECUTIVE is to be continued to be employed by the Company; and

         WHEREAS, the Company wants to be assured that EXECUTIVE will be available to the Company for an additional three (3) years after May 1, 1996.

         NOW, THEREFORE, the Company and EXECUTIVE, in consideration of the mutual promises set forth herein, agree as follows:

                                    ARTICLE 1

                                TERM OF AGREEMENT

         1.1 Commencement Date. EXECUTIVE's employment with the Company shall commence on May 1, 1996 ("Commencement Date") and this Agreement shall expire after a period of three (3) years from the Commencement Date, unless terminated earlier pursuant to Article 6.

         1.2 Renewal. The term of this Agreement shall be automatically renewed for successive, additional three (3) year terms unless either party delivers written notice to the other at least six (6) months prior to the expiration date of this Agreement of an intention to terminate this agreement or to renew it for a term of less than three (3) years but not less than one
(1) year. If the term
of this Agreement is renewed for a term of less than three
(3) years, then
thereafter the term of this Agreement shall be automatically renewed for successive, additional identical terms unless either party delivers a written notice to the other at least six (6) months prior to a termination date of this agreement of an intention to terminate this Agreement or to renew it for a different term of not less than one (1) year.

         If this Agreement is not renewed at the end of any term hereof by the
Company for any reason except death, disability or retirement of EXECUTIVE, notwithstanding anything herein elsewhere contained,
EXECUTIVE shall be paid his
salary, as provided for in Section 3.1 hereof, and receive the other benefits applicable under

Section 4 hereof, for an additional eighteen months after the termination date hereof.

                                    ARTICLE 2
                                EMPLOYMENT DUTIES
         2.1 Title/Responsibilities. EXECUTIVE shall hold the position of
Chairman of the Board, President and Chief Executive
Officer of the Company, and
shall have the powers, duties and sufficient authority consistent with such position and shall report directly and be responsible solely to the Company's
Board of Directors. EXECUTIVE shall also perform all duties which from time to time are assigned to him by the Company's Board of Directors, and shall provide the Board with periodic reports upon request. As Chief
Executive Officer of the
Company, EXECUTIVE shall use his best efforts in directing the business of the
Company with the objective of providing maximum profit and return on invested capital, building stockholder value, establishing current and long-range objectives, plans and policies subject to the approval of the Board, and representing the Company with its major customers, the financial community and the public.

         2.2 Full Time Attention. EXECUTIVE shall devote substantially all of his business time and attention, energy and skills to the Company during the time he is employed under this Agreement, but nothing in the Agreement shall preclude EXECUTIVE from engaging in charitable and community affairs or from managing his personal investments, provided that such activities do not interfere with the performance of his duties or responsibilities under this
Agreement.

         2.3 Directorships. Upon the commencement date, EXECUTIVE will be nominated for re-election to the Company's Board of Directors if the By-Laws so require it. At the pleasure of the Company's shareholders, EXECUTIVE agrees to serve as Chairman of the Board and a Director on the Company's Board of
Directors at no additional compensation. In addition, EXECUTIVE may serve as a member of the board of directors of any other unaffiliated company that is not in competition with the Company subject in each case to the approval of the
Compensation Committee of the Board of Directors of the Company, provided that such service does not interfere with the performance of his duties or responsibilities hereunder. EXECUTIVE may retain all benefits he receives as a director of any unaffiliated company, and the Company shall not reduce his compensation by the amount of such benefits.

                                    ARTICLE 3

                                  COMPENSATION

         3.1 Base Salary. EXECUTIVE shall receive a Base
Salary at an annual
rate of Four Hundred Ninety Thousand Dollars ($490,000), payable every two weeks in equal installments (less all required and authorized withholdings and deductions). The Company's Board of Directors shall provide EXECUTIVE with annual performance reviews, and, thereafter, EXECUTIVE shall be entitled to such higher rate of Base Salary as the Board of Directors may from time to time establish in its sole discretion.

       3.2 Renewal Bonus. In lieu of any other stock option grant for the year
1996, the Company on April 25, 1996, provided EXECUTIVE a one-time contract renewal stock option grant in the form of an option to purchase one hundred thousand (100,000) shares of the common stock of the Company, the maximum number of which shall be pursuant to Incentive Stock Options under the Ligand
Pharmaceuticals Incorporated 1992 Stock Option/Stock
Issuance Plan. The entire
number of shares granted under such option, both
Incentive and Non-Statutory,
shall vest over four (4) years, with such vesting to be in accordance with the terms of the Ligand Pharmaceuticals Incorporated 1992
Stock Option/Stock
Issuance Plan. The Company will also pay EXECUTIVE's reasonable legal fees incurred in the negotiation and consummation of this Agreement in an amount not to exceed $3,000.00.

         3.3 Incentive Bonus. In addition to any other bonus EXECUTIVE shall be awarded by the Company's Board of Directors, the Company shall pay EXECUTIVE a bonus payment of up to one hundred thousand dollars
($100,000) annually based
upon achievement by the Company against 8 to 10 reasonable
Impact Goals approved
by the Board of Directors annually.

                                    ARTICLE 4
                     EXPENSE ALLOWANCES AND FRINGE
BENEFITS
         4.1 Vacation. EXECUTIVE shall be entitled to three (3) weeks of annual paid vacation during the term of this Agreement.

       4.2 Health Benefits. During the term of this Agreement, the Company shall also provide EXECUTIVE with the usual health insurance benefits it generally provides to its other senior management employees.

         4.3 Company Loan. The Company has loaned
EXECUTIVE Two Hundred Thousand
Dollars ($200,000) pursuant to a promissory note (the

("Note") approved by the Company's Board of Directors. The
Note bears interest
at the applicable minimum federal rate required to avoid imputation of interest under IRC Section 1274(d), and has a four-year term, payable in four equal annual installments on August 23, subject to acceleration upon EXECUTIVE's cessation of employment with the Company under Sections
6.3 and 6.6. If
EXECUTIVE's employment with the Company is terminated under Sections 6.4 or
6.5, the balance of the Note will be forgiven by the Company. The Note is secured by a deed of trust on the residential real property owned by EXECUTIVE in the greater San Diego area or such other security approved by the Company's
Board of Directors. Twenty-five percent (25%) of the original principal amount of the Note plus all accrued but unpaid interest thereon shall be forgiven by the Company on each anniversary of the Note so long as EXECUTIVE is continuously employed by the Company during the prior year. As of the date hereof only fifty percent (50%) of the original principal amount of such note remains unpaid.

        Such Note is non-negotiable.
        4.4 Business Expense Reimbursement. During the term of his employment hereunder, EXECUTIVE shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided
EXECUTIVE properly
accounts therefor.

                                   ARTICLE 5
                                CONFIDENTIALITY
        5.1 Proprietary Information. EXECUTIVE shall execute and deliver to the Company the Company's standard Proprietary Information and Inventions
Agreement in form acceptable to the Company's Vice
President and General
Counsel.

      5.2 Return Of Property. All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by EXECUTIVE in the course of his employment with the Company shall be and remain the sole property of the Company. EXECUTIVE agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to
Proprietary Information as defined in the Proprietary
Information and Inventions
Agreement), and agrees not to make or retain copies, reproductions or summaries of any such property.

                                    ARTICLE 6


TERMINATION

        6.1 Death. In the event of the death of the EXECUTIVE during the term of this Agreement, his salary and any other unpaid amounts shall be paid to the
EXECUTIVE's designated beneficiary, or in the absence of such designation to the estate or other legal representative of the EXECUTIVE for the month in which death occurs as well as for an additional twelve (12) months thereafter. In the event that the Company wishes to purchase life insurance to fund this benefit, the Executive shall comply with all reasonable requests of the Company related to such insurance, including, without limitation, submitting to a physical examination, a copy of which report will be furnished to EXECUTIVE as soon as it is available. Other death benefits, if any, will be determined in accordance with the terms of the Company's benefit programs and plans.

         6.2 Disability. In the event of the Executive's disability, the
EXECUTIVE shall be entitled to his salary for a period of one (1) year after such disability commences and other benefits as determined in accordance with the terms of the Company's benefit programs and plans.

         Notwithstanding anything in this Agreement to the contrary, the Company is hereby given the option to terminate the EXECUTIVE's employment in the event that the EXECUTIVE shall, during the term hereof, become permanently disabled as the term permanently disabled is hereinafter defined. Such option shall be exercised by the Company giving notice to EXECUTIVE by certified mail of the company's intention to terminate his employment due to disability on the last day of the month during which such notice is mailed

         For purposes of this Agreement, EXECUTIVE shall be deemed to have become disabled if, during the term hereof, because of physical or mental disability he shall have been unable to perform his duties hereunder. This disability shall be deemed to be permanent if he shall have been unable to perform his duties hereunder (a) for 120 consecutive days, or (b) for 180 days
(irrespective or whether such days are consecutive) occurring during any period of 365 consecutive days.

         During a period in which salary continuation is being made pursuant to this Section, the EXECUTIVE will undergo reasonable periodic medical examinations to confirm the continuation of his disability. Such medical examinations will be conducted by a medical doctor chosen by the parties. If the parties cannot agree on such a doctor, they each shall select a medical doctor and the two doctors shall select a third medical doctor for this purpose. In the event that the Company has terminated EXECUTIVE because of permanent disability notwithstanding a determination by a medical doctor, chosen as described in the preceding sentence, that EXECUTIVE is no longer subject to a disability as defined in this Section, EXECUTIVE will continue to be entitled to salary continuation as herein set forth, provided that, following such determination, he makes a continuing reasonable effort to find employment at such time commensurate with his abilities, experience, and background.

         Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to permanent disability as provided,
EXECUTIVE becomes re-employed (except in connection with management of his own investments) whether as an employee or a consultant, any salary, annual incentive payments, or other benefits earned by him from such employment shall offset any comparable amounts due him hereunder.

         6.3 Termination by the Company for Cause. Nothing herein shall prevent the Company from terminating EXECUTIVE's employment for Cause. EXECUTIVE shall continue to receive salary for the period ending with the date of such termination as provided in this Section 6.3. Any rights and benefits he may have in respect of any other compensation or employee benefit plans or programs of the Company shall be determined in accordance with the terms of such other compensation arrangements or such other plans or programs.

         The term "Cause", as used herein, shall mean that
(a) the EXECUTIVE has
committed a willful, serious act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company or (b) the EXECUTIVE, in carrying out his duties hereunder, has been guilty of willful or gross negligence, resulting in either case in material harm to the Company (this provision shall not apply to any particular instance which is merely the result of any good faith error in judgment), or (c) the willful and continued failure by EXECUTIVE to substantially perform his duties with the Company (other than any such failure resulting from EXECUTIVE's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to EXECUTIVE by the Board which specifically identifies the manner in which the Board believes that EXECUTIVE has not substantially performed his duties, or (d) the willful engaging by EXECUTIVE in gross misconduct materially and demonstrably injurious to the Company. For purposes of this section, no act, or failure to act, on EXECUTIVE's part shall be considered "willful" unless done, or omitted to be done, by EXECUTIVE, not in good faith and without reasonable doubt that
EXECUTIVE's action or omission was in the best interest of the Company.

         Notwithstanding the foregoing, EXECUTIVE shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to EXECUTIVE and an opportunity for EXECUTIVE, together with his counsel, to be heard before the
Board), finding that in the good faith opinion of the Board, EXECUTIVE was guilty of conduct set forth above and specifying the particulars thereof in detail.

         6.4 Termination by Company Other Than for Cause.
The foregoing
notwithstanding, the Company may terminate the EXECUTIVE's employment for whatever reason it deems appropriate, or for no reason. In the event that
EXECUTIVE's employment is terminated pursuant to this
Section 6.4, the Company's
obligations under this Agreement shall immediately cease, and EXECUTIVE shall be entitled to no severance benefits or any other benefits under this Agreement other than as expressly provided in this Section 6.4.

        6.4.1 If the Company terminates EXECUTIVE's employment pursuant to this
Section 6.4, the Company will pay EXECUTIVE a severance benefit equal to (i) his
Base Salary, and (ii) his health benefits described in
Section 4.2 of this
Agreement, each on a monthly basis for twenty-four (24) months after the date of such termination. Executive shall also receive credited service for such twenty-four (24) month period under any retirement plan or policy provided by the Company. This severance benefit shall be in addition to EXECUTIVE's rights under Section 6.4.2.
         6.4.2 If EXECUTIVE is terminated other than for Cause by the Company as provided for in this Section 6.4 hereof or the EXECUTIVE terminates for Good
Reason as provided for in Section 6.5 hereof during the remainder of the three
(3) years of this employment agreement, then, notwithstanding anything to the contrary hereinbefore stated, the terms of the Restricted
Stock Purchase
Agreement will apply to the disposition of such stock of EXECUTIVE.

         6.5 Termination by the EXECUTIVE for Good Reason.
EXECUTIVE may
terminate his employment under this Agreement for Good
Reason, in which event
the Company shall still have the same obligations to EXECUTIVE under this
Agreement as provided for in Section 6.4.

         6.5.1 "Good Reason" shall mean:

              (a) Without EXECUTIVE's express written
consent, the assignment to
EXECUTIVE of any duties inconsistent with his positions, duties, responsibilities and status with the Company set forth in this Agreement, or a change in his reporting responsibilities, title or offices set forth in this
Agreement, or
any removal of EXECUTIVE from or any failure to re-elect him to any of such positions except in connection with the termination of his employment for Cause, disability or retirement or as a result of his death or by EXECUTIVE other than for Good Reason;

              (b) A reduction in EXECUTIVE's Base Salary or benefits or a material breach of the Company's obligations undertaken in this Agreement (after the Company has received written notice of such breach and a reasonable opportunity to cure);

              (c) In the event of the occurrence of a
Change in Control, upon
the occurrence thereafter of one or more of the following events:

                  (i) Any termination by the Company of
the employment of
         EXECUTIVE within three (3) years after a Change in Control and prior to the date upon which EXECUTIVE shall have attained age 65, which termination shall be for any reason other than for Cause or as a result of the death of EXECUTIVE or by reason of EXECUTIVE's disability: or

                  (ii) Termination by EXECUTIVE of his
employment with the
         Company within three (3) years after a Change in Control and upon the occurrence of any of the following events:

                        (A) Failure to elect or re-elect
EXECUTIVE, or removal
              of EXECUTIVE , as a director of the Company
(or any successor
              thereto), if EXECUTIVE shall have been a director of the Company immediately prior to the Change in Control, or the office of the
              Company which EXECUTIVE held immediately prior to a Change in
              Control:

                        (B) A significant adverse change
in the nature or scope
              of the authorities, powers, functions,
responsibilities or duties
              attached to the position with the Company which EXECUTIVE had immediately prior to the Change in Control, a reduction in the aggregate of EXECUTIVE's Base Pay and
Incentive Pay received from
              the Company, or the termination of
EXECUTIVE's rights to any
              EXECUTIVE Benefits to which he was entitled immediately prior to the Change in Control or a reduction in
scope or value thereof
              without the prior written consent of
EXECUTIVE, any of which is
              not remedied within ten (10) calendar days after receipt by the
              Company of written notice from EXECUTIVE of such change, reduction or termination, as the case may be;

                        (C) A determination by EXECUTIVE
made in good faith that
              as a result of a Change in Control and a change in circumstances thereafter significantly affecting his
position, he has been
              rendered substantially unable to carry out, or has been
              substantially hindered in the performance of, any of the
              authorities, powers, functions,
responsibilities or duties
              attached to his position immediately prior to the Change of
              Control, which situation is not remedied within ten (10) calendar days after receipt by the Company of written notice from EXECUTIVE of such determination;

                        (D) The liquidation, dissolution,
merger, consolidation
              or reorganization of the Company or transfer of all or a
              significant portion of its business and/or assets unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been
transferred (directly or
              by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 7.2.2 hereof; or

                        (E) The Company shall relocate its
principal Executive
              office or require EXECUTIVE to have as his principal location of work any location which is in excess of 50 miles from the location thereof immediately prior to the Termination
Date or to travel
              away from his office in the course of
discharging his
              responsibilities or duties hereunder more than thirty (30)
              consecutive calendar days or an aggregate of more than sixty (60)
              calendar days in any consecutive 365
calendar day period without
             in either case his prior consent.

       (d) Subsequent to a Change in Control of the Company, any purported termination of EXECUTIVE's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6.7 hereof; or

       (e) EXECUTIVE is not elected a director, the Chairman of the Board,
President and Chief Executive Officer of the Company on or before June 1, 1996.

         (f) A Chairman of the Board is appointed without the consent and approval of the Board of Directors and EXECUTIVE during the term of this contract, including any extensions and renewals hereof;
however, in the event
that it is considered in the best interests of the Company, and the Board of Directors and Executive concur to appoint a Chairman of the Board other than

Executive, such will not give the EXECUTIVE the right to terminate his employment under this agreement for good reason.

       6.5.2 Change in Control. For purposes of this Agreement, a "Change in
Control" shall have occurred if at any time during the term of EXECUTIVE's employment hereunder, any of the following events shall occur:

              (i) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 30% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

              (ii) Company sells all or substantially all of its assets or any other corporation or other legal person and thereafter, less than 30% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

              (iii) There is a report filed after the date of this Agreement on
Schedule 13 D or Schedule 14 D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange
Act of 1934 (the
"Exchange Act") disclosing that any person (as the term
"person" is used in
Section 13(d)(3) or Section 14 (d) (2) of the Exchange
Act) has become the
beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 30% or more of the combined voting power of the then-outstanding voting securities of the Company;

              (iv) The Company shall file a report or
proxy statement with the
Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to item 1 of Form 8-X thereunder or Item 5(f) of
Schedule 14 A
thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

              (v) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

       6.5.3 Payments and Benefits Upon Executive's
Termination. Upon the
termination of this Agreement by EXECUTIVE pursuant to
Section 6.5, EXECUTIVE
shall be entitled to those benefits which are applicable under the terms of
Section 6.4.1 and 6.4.2, and all Stock Options issued to him by the Company which are then unvested shall immediately vest so as to be immediately exercisable by him at his election. Notwithstanding anything to the contrary in the foregoing, in the event that the company has agreed to a merger that is intended to be treated as a pooling of interests for accounting purposes and
EXECUTIVE terminates this Agreement pursuant to Section
6.5 prior to May 1,
1997, then the Stock Options issued to him by the company shall not become exercisable on an accelerated basis but only to the extent that the Company's independent auditors determine that accelerated vesting of such Stock Options would preclude the treatment of such merger as a pooling of interest.

         6.6 Termination by Executive by Voluntary
Resignation. EXECUTIVE may
terminate this Agreement prior to the expiration date specified in Section 1 upon sixty (60) days notice to the Company, in which event the Company shall be obligated to pay him his total remuneration and other applicable benefits described in Sections 3.1 and 4 up to the date of termination only. All earned but unpaid bonuses pursuant to Section 3.3 shall be paid to EXECUTIVE.

         6.7 Notice of Termination. Any Notice of termination by the Company pursuant to Section 6.4 or by EXECUTIVE pursuant to
Section 6.5 shall be
communicated by written Notice of Termination to the other party hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of EXECUTIVE's employment under the provision so indicated. Such a notice must be given by the party utilizing it within six (6) months after the event giving rise to it occurs;
otherwise, the right to utilize
such event as a right to terminate hereunder is forever lost.

         6.8 Date of Termination. "Date of Termination" shall mean:

              (i) If EXECUTIVE's employment is terminated pursuant to Section
6.5, the date specified in the Notice of Termination, and

              (ii) If EXECUTIVE's employment is terminated for any other reason, the date on which a Notice of Termination is given;
provided that if within
thirty (30) days after any Notice of Termination is given, one party notified the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal thereof having expired and no appeal having been perfected).

       6.9 Resolution of a Dispute is Final. Once a dispute between the parties hereto under the contract might have been resolved without either party terminating this contract, the event giving rise to such dispute may never be utilized again by either party hereto for any reason whatsoever including, but not limited to terminating this contract.

                                    ARTICLE 7

                               GENERAL PROVISIONS

         7.1 Governing Law. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

         7.2 Assignment: Successors: Binding Agreement.

         7.2.1 EXECUTIVE may not assign, pledge or encumber his interest in this
Agreement or any part thereof.

       7.2.2 The Company will require any successor
(whether direct or
indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to EXECUTIVE, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle EXECUTIVE to compensation from the Company in the same amount and on the same terms as EXECUTIVE would be entitled hereunder if EXECUTIVE terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Section
7.2.2, "Company" shall mean the Company as hereinbefore described and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.2.2 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         7.2.3 This Agreement shall inure to the benefit of and be enforceable by EXECUTIVE's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If
EXECUTIVE should die
while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to EXECUTIVE's devisee, legatee or other designee or, if there be no such designee, to his estate.

         7.3 No Waiver of Breach. The waiver by any party of the breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach.

         7.4 Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         TO THE COMPANY:      William L. Respess, Esq.
                              General Counsel
                              Ligand Pharmaceuticals
Incorporated
                              9393 Towne Centre Drive
                              Suite 100
                              San Diego, California 92121

         TO THE EXECUTIVE:    Mr. David E. Robinson
                              P.O. Box 8993
                              Rancho Santa Fe, CA 92067-
8993

              Copy to:        John W. Hough, Esq.
                              Connelly & Schroeder
                              1 North Franklin Street,
Suite 1200
                              Chicago, Illinois 60606

         7.5 Modification: Waiver: Entire Agreement. No provisions of this
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by EXECUTIVE and such officer as may be specifically designated by the

Board of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this
Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement;
provided, however,
that this Agreement shall not supersede or in any way limit the rights, duties or obligations EXECUTIVE may have under any other written agreement with the
Company (other than the Company's letter offering employment to EXECUTIVE).

         7.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

       7.7 Controlling Document. In case of conflict between any of the terms and conditions of this present Employment Agreement with any of the terms and conditions hereof and of the Exhibits hereto and the documents herein referred to, including but not limited to the Ligand
Pharmaceuticals, Inc. Restricted
Stock Purchase Agreement and the Ligand Employees'
Handbook and Policies, the
terms and conditions of the terms and conditions of this present Employment
Agreement shall control,

         Upon this Successor Employment Agreement becoming effective and binding between the parties hereto the Employment Agreement of October 4, 1991, and the
First Amendment thereto of October 5, 1991 shall be of no further force or effect.

         Executed by the parties as of the day and year first above written.

                                  THE COMPANY:
                                  Ligand Pharmaceuticals
Incorporated
                                  By: /s/ P. Maier -------
                                      ---------------
- ------------------
                                  Its: Vice President and
C.F.O.
                                       -------------------
- -------------------
                                  EXECUTIVE:

                                  /s/ David E. Robinson --
                                  ------------------------
- ------------------
                                  David E. Robinson

                                       14